UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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    Definitive Proxy Statement

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    Soliciting Material Pursuant to §240.14a-12

MORTGAGEIT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MORTGAGEIT HOLDINGS, INC.
33 Maiden Lane
New York, New York 10038

April 28, 2006

To Our Stockholders:

I am pleased to invite you to attend the 2006 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of MortgageIT Holdings, Inc. (the ‘‘Company’’), which will be held at 10:00 a.m. on Tuesday, June 13, 2006, at the Millenium Hilton, 55 Church Street, New York, New York 10007.

At the Annual Meeting, in addition to the election of one Class II director and three Class III directors, you will be asked to ratify the appointment of BDO Seidman, LLP as the Company’s independent auditor for the year ending December 31, 2006. Your Board of Directors recommends that you vote FOR these proposals that are more fully described in the accompanying proxy statement.

If you plan to attend the Annual Meeting, please bring a form of personal identification with you. If you are acting as proxy for another stockholder, please bring written confirmation from the stockholder for whom you are acting as proxy.

Even if you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy as soon as possible in the envelope provided. Your cooperation will ensure that your shares are voted and will also greatly assist our officers in preparing for the Annual Meeting. If you attend the Annual Meeting, you may withdraw any proxy previously given and vote your shares in person if you so desire.

Sincerely,
Doug W. Naidus Chairman of the Board and Chief Executive Officer

MORTGAGEIT HOLDINGS, INC.
33 Maiden Lane
New York, New York 10038
(212) 651-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2006

April 28, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of MortgageIT Holdings, Inc. (the ‘‘Company’’) will be held on Tuesday, June 13, 2006 at 10:00 a.m., local time, at the Millenium Hilton, 55 Church Street, New York, New York 10007. At the Annual Meeting, you will be asked to consider and vote upon the following:

1.	the election of one Class II director to serve for a two-year term and three Class III directors each to serve for a three-year term;

2.	the ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditor for the year ending December 31, 2006; and

3.	the transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors is not aware of any other business to come before the meeting.

The Board of Directors has fixed the close of business on April 24, 2006 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the Annual Meeting.

We urge you to attend and to participate at the Annual Meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to vote, and then sign, date and return the enclosed proxy in the postage-paid envelope provided.

By Order of the Board of Directors,
Andy Occhino Secretary

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. IF YOU COMPLETE THE ENCLOSED PROXY, A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

MORTGAGEIT HOLDINGS, INC.
33 Maiden Lane
New York, New York 10038
(212) 651-7700

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2006

GENERAL INFORMATION

Solicitation of Proxies

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the ‘‘Board’’) of MortgageIT Holdings, Inc. (the ‘‘Company’’) for the Annual Meeting of Stockholders to be held on Tuesday, June 13, 2006 at 10:00 a.m., local time, at the Millenium Hilton, 55 Church Street, New York, New York 10007 (the ‘‘Annual Meeting’’).

Record Date, Quorum and Voting Requirements

The record date for determining stockholders entitled to vote at the Annual Meeting has been fixed as the close of business on April 24, 2006 (the ‘‘Record Date’’). As of the Record Date, 29,086,434 shares of the Company's common stock, par value $0.01 per share (the ‘‘Common Stock’’), were outstanding and entitled to be voted. Every stockholder will be entitled to one vote for each share of Common Stock recorded in its name on the Company's books as of the Record Date. The Company mailed this Proxy Statement and the related form of proxy on or about April 28, 2006.

The shares of Common Stock represented by the enclosed proxy will be voted as directed by the stockholder or, in the absence of such direction, in favor of the election of the nominees for director designated herein and for ratification of the appointment of BDO Seidman, LLP (‘‘BDO Seidman’’) as the Company’s independent auditor for the year ending December 31, 2006. The enclosed proxy confers discretionary authority on Mr. Naidus, the Company’s Chairman of the Board and Chief Executive Officer, Mr. Mouridy, the Company’s President and Chief Financial Officer, and Mr. Occhino, the Company’s Secretary, with respect to any other proposals that may properly be brought before the Annual Meeting. As of the date hereof, the Board is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted in accordance with the recommendation of the Board.

So long as a quorum (a majority of all the votes entitled to be cast at the Annual Meeting) is present at the Annual Meeting either in person or by proxy, a plurality of the votes properly cast is required to elect each director. Votes withheld from a director nominee and abstentions will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

The ratification of the appointment of BDO Seidman as the Company’s independent auditor requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be treated as votes cast and, therefore, will have no effect on the outcome.

Revocability of Proxy

Any stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to Andy Occhino, Secretary, at the Company’s address above. Any stockholder attending the Annual Meeting may vote in person whether or not the stockholder has previously filed a proxy. Presence at the Annual Meeting by a stockholder who has signed a proxy, however, does not in itself revoke the proxy.

The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2005, including consolidated financial statements and the report of the Company's independent public accountants, BDO Seidman, on those consolidated financial statements, accompanies this Proxy Statement. The Annual Report to Stockholders is neither a part of this Proxy Statement nor incorporated into this Proxy Statement by reference.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board currently has nine directors divided into three classes. Generally, members of each class serve for a three-year term. Each director holds office until his or her successor has been duly elected and qualified or the director's earlier resignation, death or removal. The nominees are all current directors of the Company, and each nominee has indicated that he will serve if elected. The Company does not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

The Class II Director whose term expires at the Annual Meeting, Edolphus Towns, and the Class III Directors whose terms expire at the Annual Meeting, John K. Darr, Michael N. Garin and Timothy Schantz, have been nominated for re-election by the Board. The Directors who are not standing for re-election at the Annual Meeting, Fred A. Assenheimer, Michael J. Marocco, Doug W. Naidus and Nancy McKinstry, will continue to serve in accordance with their terms. William Collins’ term as a Director will expire at the Annual Meeting.

Nominee for Election as Director for the Term Expiring in 2008

Edolphus Towns, 73, has been a Director of the Company since September 2005. He is a United States Congressman, representing the 10th Congressional District of New York. Since being elected to office in 1982, Congressman Towns has served on a variety of Congressional committees, including the Energy and Commerce Committee, where he currently serves on the Commerce, Trade and Consumer Protection Subcommittee, the Health Subcommittee, and the Telecommunications and Internet Subcommittee. Prior to being elected to the House of Representatives, Congressman Towns served as Deputy Brooklyn Borough President. He is also a veteran of the United States Army and an ordained minister. Congressman Towns holds a master’s degree in social work from Adelphi University and a bachelor’s degree from North Carolina A & T State University.

Nominees for Election as Director for the Term Expiring in 2009

John K. Darr, 61, has been a Director of the Company since December 2005. He currently serves as CEO and managing director of the Federal Home Loan Bank System’s Office of Finance, a position he has held since 1992. From 1988 to 1990, Mr. Darr served as chairman, president and chief executive officer of Ryland Acceptance Advisers, Inc., a money management firm that advised a NYSE listed closed-end mutual fund investing in mortgage securities. After serving in the U.S. Navy during the Vietnam War, he held executive-level positions at various financial institutions from 1970 to 1988. Mr. Darr has an A.B. in economics from Lafayette College. Mr. Darr serves on the board of directors of Manna, Inc., a not-for-profit home building and home ownership counseling entity serving the District of Columbia.

Michael N. Garin, 59, has been a Director of the Company since March 2004. Mr. Garin has been the chief executive officer of Central European Media Enterprises, which operates a group of television networks and stations across Central and Eastern Europe, since February 2004. Mr. Garin served as an independent strategic and financial advisor to MortgageIT, Inc. from January 2002 until April 2004. From 2000 until January 2004, Mr. Garin served as the chairman of Adcom Information Services, a U.S. cable television viewership data provider. From 1999 to 2001, Mr. Garin was president and chief operating officer of Digital Convergence Corporation, an Internet technology company. Previously, Mr. Garin spent 11 years as the global head of media, telecommunications and information services investment banking at ING Barings Furman Selz, and held various positions at Time Inc. Mr. Garin received an A.B. in economics from Harvard University and a master’s degree in philosophy and the arts from the New School for Social Research.

Timothy Schantz, 54, has been a Director of the Company since March 2004. Mr. Schantz was a managing director of corporate and structured finance for ING Capital LLC from June 2002 through March 2005. Mr. Schantz has almost 30 years of experience in the financial services industry. Before joining ING Capital LLC, he served as President of ING Furman Selz Asset Management. Mr. Schantz was educated at Brown University and at the Institute for Mediterranean Studies in Rome.

Directors Whose Term Expires in 2007

Fred A. Assenheimer, 61, has been a Director of the Company since March 2004. Mr. Assenheimer has been a managing director and senior credit officer of BNP Paribas New York Branch since March 2004. Prior to BNP Paribas, Mr. Assenheimer was a managing director and senior credit officer at ING Financial Services for 19 years. Before joining ING Financial Services, Mr. Assenheimer also held managerial positions with Irving Trust Company and European American Bank. Mr. Assenheimer received his M.B.A. and B.S. in business from Lehigh University.

Michael J. Marocco, 47, has been a Director of the Company since March 2004. Mr. Marocco has been a managing director for Sandler Capital Management, a registered investment advisor managing both private equity funds and hedge funds, since 1989. Prior to joining Sandler Capital Management, Mr. Marocco was a vice president at Morgan Stanley & Co., where his responsibilities included corporate finance, and merger and acquisition coverage of media and entertainment companies. Mr. Marocco has been a certified public accountant and holds an M.B.A. in finance from New York University and a B.S. in accounting from the University of Southern Maine.

Doug W. Naidus, 40, has been a Director of the Company since March 2004. Mr. Naidus is the Company’s founder and serves as its chairman of the board of directors and chief executive officer. Before founding the Company, Mr. Naidus co-founded the Company’s mortgage banking subsidiary, MortgageIT, Inc., in 1999, and has served as its chairman of the board and chief executive officer since its inception. He was previously chairman of the board and president of IPI Skyscraper Mortgage Corporation, a residential mortgage company he co-founded, and that currently operates as a division of MortgageIT, Inc. Mr. Naidus is a graduate of Syracuse University with a B.S. in marketing/finance.

Director Whose Term Expires in 2008

Nancy McKinstry, 47, has been a Director of the Company since March 2004. She has been the chairman of the executive board of Wolters Kluwer NV in Amsterdam, Netherlands, a publishing and information services company, since January 2000. She is responsible for overseeing all Wolters Kluwer's operating divisions, business development and strategy. Prior to assuming her position at Wolters Kluwer, Ms. McKinstry was the chief executive officer of SCP Communications, a medical information company. Ms. McKinstry is a director of LM Ericsson Telephone Company and holds an M.B.A. in finance and marketing from Columbia University and a B.A. in economics and political science from the University of Rhode Island.

THE BOARD RECOMMENDS A VOTE ‘‘FOR’’ THE ELECTION OF
THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Certain Information Regarding the Board of Directors

General

The Board currently consists of nine directors. The Board has determined that the following eight directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), meet the Company's categorical Director Qualification Standards and are ‘‘independent’’ directors within the meaning of the rules of the New York Stock Exchange (the ‘‘NYSE’’): Messrs. Assenheimer, Collins, Darr, Garin, Marocco and Schantz, Congressman Towns, and Ms. McKinstry. The Company’s bylaws provide that the Board may increase or decrease the number of directors provided that the number of directors shall not be less than three or more than 12.

Meetings of the Board of Directors

During 2005, the following meetings of the Board and its Committees were held: 9 meetings of the Board; 14 meetings of the Audit Committee; 5 meetings of the Compensation Committee; and 6 meetings of the Nomination and Corporate Governance Committee. All of the current Directors attended at least 75% in the aggregate of the total number of meetings of the Board or committees on which such Director served during 2005, except for Congressman Towns.

Board Committees

The Board has three standing committees: an Audit Committee; a Compensation Committee; and a Nomination and Corporate Governance Committee.

Audit Committee.    The Audit Committee is currently comprised of Messrs. Marocco (Chair), Assenheimer and Darr. The Board has determined that Mr. Marocco is an ‘‘audit committee financial expert,’’ as defined by the rules and regulations of the Securities and Exchange Commission (‘‘SEC’’), and that Messrs. Marocco, Assenheimer and Darr are independent as required by, and meet the experience requirements of, the rules and other applicable listing standards of the NYSE and the additional independence requirements of the SEC for members of an audit committee. Pursuant to a written charter adopted by the Board, the Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditor and the performance of the Company’s internal audit function and independent auditor.

Compensation Committee.    The Compensation Committee is currently comprised of Messrs. Assenheimer and Garin, and Ms. McKinstry. Pursuant to a written charter adopted by the Board, the Compensation Committee is responsible for determining the compensation structure of the Company’s Chief Executive Officer, and reviewing and approving the compensation structure for certain other of the Company’s senior executive officers. Additionally, the Compensation Committee reviews the Company’s management resources, succession planning, development activities and compensation policies, and administers the Company’s equity incentive plans. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the rules of the NYSE.

Nomination and Corporate Governance Committee.    The Nomination and Corporate Governance Committee is currently comprised of Messrs. Schantz (Chair) and Assenheimer, and Congressman Towns. Pursuant to a written charter adopted by the Board, of the Nomination and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board director nominees for the next annual meeting of stockholders. The Nomination and Corporate Governance Committee leads the Board in its annual review of the Board’s and its committees’ performance, and recommends, to the Board, director candidates for each Board committee for appointment by the Board. It takes a leadership role in shaping the Company’s corporate governance policies and practies, and monitoring the Company’s compliance with said policies and practices. The Board has determined that all of the members of the Nomination and Corporate Governance Committee are independent within the meaning of the rules of the NYSE.

Meetings of Non-Employee Directors.    The non-employee directors met without any management directors or employees present on four occasions last year. Mr. Schantz, Nomination and Corporate Governance Committee Chair, led these meetings.

Corporate Governance

The Company's Corporate Governance Guidelines and Corporate Code of Conduct and Ethics, as well as the charters of the Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee, are available at the Company’s website, www.mortgageitholdings.com, under the heading ‘‘Corporate Governance’’ and are available to any stockholder who requests them by writing to MortgageIT Holdings, Inc., 33 Maiden Lane, New York, New York 10038, Attn: Sean McGrath.

Board Compensation

Any member of the Board who is also an employee of the Company will not receive additional compensation for serving on the Board. The current compensation and benefit program for non-employee directors is designed to pay directors fairly for work required for a company of the Company’s size, to align the Board's interests with the long-term interests of the Company’s stockholders, and to create a simple reward structure that is transparent and easy for stockholders to understand. Congressman Towns serves on the Board without compensation.

Annual Retainer and Fees.    In 2006, the Company’s non-employee directors, other than Congressman Towns, will receive an annual retainer of $20,000 and a fee of $1,250 for each board or committee meeting attended in person or by telephone. The Audit Committee Chair will receive an additional annual retainer of $10,000, the Compensation Committee Chair will receive an additional annual retainer of $7,500 and the Nomination and Corporate Governance Committee Chair will receive an additional annual retainer of $5,000.

Equity Compensation.    Non-employee directors, other than Congressman Towns, receive an annual grant of 2,000 shares of restricted Common Stock. Each current non-employee director, other than Congressman Towns, has received a one-time grant of 3,000 shares of restricted Common Stock, in consideration for each member having joined the Board initially. In each case, the restricted Common Stock vests equally over a three-year period commencing on the first anniversary of the date of grant.

Expense Reimbursement.    The Company reimburses its directors for their reasonable travel expenses, if any, incurred in connection with their attendance at Board and committee meetings.

Corporate Governance Policies

The Board and the Nomination and Corporate Governance Committee have developed the following policies and procedures relating to the Company's corporate governance:

Board Nominees

The Nomination and Corporate Governance Committee reviews the qualifications of potential director candidates and makes recommendations regarding these candidates to the Board. The factors considered by the Nomination and Corporate Governance Committee and the Board in its review of potential candidates include:

•	whether candidates are individuals of high integrity and independence, substantial accomplishments, and prior or current association with institutions noted for their excellence;

•	whether candidates have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment;

•	whether the background and experience of candidates are in areas important to the operation of the Company such as business, education, finance, government, law or banking and indicate that the candidate will be able to make a significant and immediate contribution to the Board's discussions and decision-making in connection with the operations of the Company;

•	whether candidates have special skills, expertise or background that add to and complement the range of skills, expertise and background of the existing directors;

•	whether candidates have had a successful career that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make;

•	whether candidates are able to devote sufficient time and energy to the performance of their duties as directors; and

•	whether the composition of the Board reflects diversity as to gender, ethnic background and experience.

Stockholder Recommendations for Director-Nominees; Stockholder Communications with the Board

The Nomination and Corporate Governance Committee does not have an official policy with regard to the consideration of director candidates nominated by the Company’s stockholders or stockholder communications with the Board. The Board does not believe that there is an immediate need for the Company to formally implement such policies; the Nomination and Corporate Governance Committee has the authority to review any candidates recommended by the Company’s stockholders under its written charter. The Nomination and Corporate Governance Committee will consider recommendations for director-nominees submitted by stockholders, and will evaluate such nominees in the same way that it evaluates nominees suggested by the Committee itself. Stockholders may make recommendations for director-nominees, or communicate with the Board on other matters, by submitting such recommendations or communications to MortgageIT Holdings, Inc., 33 Maiden Lane, New York, New York 10038, Attn: Chair, Nomination and Corporate Governance Committee.

Director Attendance at Meetings

Directors are expected to attend the Annual Meeting, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Six Directors attended the annual meeting of stockholders in 2005. The Company’s corporate governance guidelines oblige non-management directors to meet in executive session on a quarterly basis.

Minimum Qualifications for Directors

The Board has not approved any minimum qualifications for nominees for director and believes that establishing such criteria is best left to an evaluation of the needs of the Company at the time the nomination is to be considered. The Board believes that evaluating the factors enumerated above under ‘‘—Board Nominees’’ involves the exercise of judgment and cannot be measured in any mathematical or routine way.

Executive Officers

Glenn J. Mouridy, 51, is President and Chief Financial Officer of the Company, having joined in November 2004. Prior to joining the Company, he was Executive Vice President of Operations and Risk Management at Chase Home Finance, a business unit of JPMorgan Chase, from December 2000 to May 2003, and served as its Chief Financial Officer from 1993 until December 2000. Mr. Mouridy previously had been Director of Structured Finance for Coopers & Lybrand, the public accounting firm, from 1991 to 1993. Mr. Mouridy earned his J.D. from Seton Hall Law School and an accounting degree from Fairleigh Dickinson University.

Gary Bierfriend, 39, is President of MortgageIT, Inc., the Company’s mortgage banking subsidiary. He was president of MortgageIT, Inc.’s wholesale lending division from March 2001 until attaining his current position in December 2004, and senior vice president and chief compliance officer of MortgageIT, Inc. from April 2000 until March 2001. Previously, Mr. Bierfriend served as managing director, chief compliance officer and general counsel for IPI Skyscraper Mortgage Corporation, a residential mortgage company that currently operates as a division of MortgageIT, Inc., from 1994 to

March 2000. He began his career at IPI Skyscraper Mortgage Corporation in 1992 as a loan officer and branch manager. Mr. Bierfriend holds a J.D. from Thomas M. Cooley School of Law and a B.B.A. in banking and finance from Hofstra University.

Andy Occhino, 47, is General Counsel and Secretary of the Company. He joined the Company in May 2005 as Senior Deputy General Counsel, and assumed his current role in November 2005. Mr. Occhino most recently served as Senior Vice President and Assistant General Counsel of GreenPoint Bank, after having been promoted from Vice President and Assistant General Counsel, during the period December 1994 to December 2004. Prior to joining GreenPoint, Mr. Occhino led the ERISA practice at the law firm of Cullen and Dykman, where he practiced from January 1988 to December 1994, and was a Tax Manager at Arthur Andersen & Co., the public accounting firm, from September 1983 to December 1987. He graduated from Fordham University School of Law (J.D.) and New York University School of Law (LL.M. in taxation), and received his bachelor's degree in accounting from the State University of New York at Binghamton. Mr. Occhino is on the Board of Directors of the Association for the Advancement of Blind and Retarded, Inc.

Securities Owned by Directors, Director Nominees and Named Executive Officers

The following table sets forth, as of April 24, 2006, certain information as to the Common Stock owned by: (a) each of the Company's directors and the director nominees; (b) each of the Company's Named Executive Officers; and (c) all of the Company's directors, director nominees and Named Executive Officers as a group. The information in the table and the related notes has been furnished by or on behalf of the indicated owners.

Name of beneficial owner	Amount of shares beneficially owned(1)		Percentage of class(2)
(a) Security ownership of directors and director nominees:
Fred A. Assenheimer	15,568		**
William Collins(3)	110,747	(4)	**
John K. Darr*	3,000		**
Michael N. Garin*	319,888		1.1%
Michael J. Marocco	89,835		**
Nancy McKinstry	13,200		**
Doug W. Naidus	909,222	(5)	3.1%
Timothy Schantz*	7,000		**
Edolphus Towns*	—		**
(b) Security ownership of Named Executive Officers:
Glenn J. Mouridy	130,075		**
Gary Bierfriend	194,181		**
Andy Occhino	27,440		**
(c) All directors, director nominees and Named Executive Officers as a group (12 persons)(1)	1,820,156		6.2%

*	Nominee for director

**    Less than 1.0%

(1)	In accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has sole or shared voting or dispositive power with respect to such shares, or has a right to acquire beneficial ownership at any time within sixty days of the date of determination of beneficial ownership. As used herein, ‘‘voting power’’ is the power to vote or direct the voting of shares and ‘‘dispositive power’’ is the power to dispose or direct the disposition of shares.

(2)	Percentages based upon 29,086,434 shares of Common Stock issued and outstanding as of April 24, 2006 and the number of vested and unexercised options held, if any.

(3)	Mr. Collins’ term as a Director will expire at the Annual Meeting.

(4)	Mr. Collins disclaims beneficial ownership of the following: (i) 10,000 shares of Common Stock held by his wife; and (ii) 9,000 shares of Common Stock held by his children.

(5)	Mr. Naidus disclaims beneficial ownership of the following: (i) 51,566 shares of Common Stock held by a GRAT; and (ii) 354,160 shares of Common Stock held in trust.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed BDO Seidman, LLP (‘‘BDO Seidman’’) as the Company’s independent auditor for the year ending December 31, 2006 and is submitting the appointment of BDO Seidman for stockholder ratification at the Annual Meeting. BDO Seidman served as the independent auditor of the Company for the years ended December 31, 2005 and December 31, 2004.

The following table contains information concerning aggregate fees billed to the Company by BDO Seidman for professional services rendered for the years ended December 31, 2005 and December 31, 2004.

	2005	2004
Audit Fees(1)	$1,294,682	$730,564
Audit-Related Fees	$0	$0
Tax Fees(2)	$0	$42,923
All Other Fees	$0	$0

(1)	The 2005 fees related to services rendered in connection with the year-end audit of the Company’s consolidated financial statements and reviews of the Company’s quarterly consolidated financial statements, the Company’s public equity offering and compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The 2004 fees related to services rendered in connection with the Company's initial public offering, the year-end audit of the Company's consolidated financial statements and reviews of the Company's quarterly consolidated financial statements.

(2)	The 2004 fees related to services rendered in connection with research, consultation and preparation of various real estate investment trust memoranda.

In accordance with policies and procedures established by the Audit Committee, the Audit Committee pre-approves the audit and permissible non-audit services performed by the Company’s independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval from the Audit Committee, it will require specific pre-approval. General pre-approval of the Audit Committee will be granted only if (i) the pre-approval sets forth in detail the particular services to be provided and the maximum fees related thereto and (ii) the Audit Committee is timely informed of the commencement of the particular service. The Audit Committee does not delegate to management its authority to pre-approve services performed by the independent auditor. The term of any general or specific pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated reports any pre-approval decisions to the Audit Committee at its next scheduled meeting or sooner, if the member or members to whom authority has been delegated so determine. The Audit Committee has delegated certain pre-approval authority to the Audit Committee Chair.

Representatives from BDO Seidman will be present at the Annual Meeting, and will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

THE AUDIT COMMITTEE RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2006.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditor and the performance of the Company’s internal audit function and independent auditor, as well as to undertake those responsibilities required by applicable law. The Audit Committee consists of three independent directors, each of whom is independent in the judgment of the Board in accordance with the applicable rules of the New York Stock Exchange, the Company’s Director Qualification Standards and the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee operates under a written Charter adopted by the Board. The charter is available on the Company’s website, www.mortgageitholdings.com.

While the Audit Committee has the responsibilities set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements and related controls, procedures, compliance and other matters with management and the independent auditor. These discussions included those required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditor the auditor’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

The information contained in this Report of the Audit Committee is not deemed to be soliciting material or to be filed with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference.

THE AUDIT COMMITTEE

Michael J. Marocco (Chair)
Fred A. Assenheimer
John K. Darr

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the ‘‘Committee’’) is responsible for determining the compensation structure of the Company’s Chief Executive Officer, and reviewing and approving the compensation structure for certain other of the Company’s senior executive officers. Additionally, the Committee reviews the Company’s management resources, succession planning, development activities and compensation policies, and administers the Company’s equity incentive plans. The Committee consists of three directors, each of whom is independent in the judgment of the Board in accordance with the applicable rules of the New York Stock Exchange. The following report discusses executive compensation objectives and policies, and their relationship to corporate performance. Also, the report specifically discusses the Committee’s bases for compensation of the Chief Executive Officer for 2005.

Executive Compensation Objectives and Policies

The Company has developed an overall compensation strategy that ties a significant portion of executive compensation to the Company’s success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate the Company’s executives to achieve the goals contained in the Company’s business strategy, and to link executive and stockholder interests through equity-based plans. The Committee is of the view that compensation should be designed to stimulate performance improvement and profitable growth in line with creating stockholder value, and should reward exceptional performance with remuneration that is commensurate with such performance.

The Committee benchmarks the total compensation levels of the Company's executives to compensation levels within a peer group of companies in the mortgage industry, with a focus on residential mortgage real estate investment trusts. These companies represent the Company’s most direct competitors for executive talent. For 2005, the Committee generally targeted total compensation for the Company's executives between the median and the 75th percentile of this peer group.

The Committee, in consultation with an independent compensation consultant specializing in the financial services industry, determines the compensation of the Chief Executive Officer, and reviews and approves the compensation for certain other senior executive officers of the Company, including the Named Executive Officers whose compensation is detailed in this Proxy Statement. In reviewing the individual performance of the executives whose compensation is detailed in this Proxy Statement (other than Mr. Naidus), the Committee gives weight to the recommendations of Mr. Naidus.

The key elements of the Corporation’s executive compensation program consist of base salary, annual performance-based cash incentives, and stock-based incentives, such as stock options and restricted stock. In addition, while these elements of compensation are considered separately, the Committee’s policies take into account the total compensation package of each executive officer, including pension benefits, insurance and other benefits.

Chief Executive Officer's Compensation

The Company’s employment arrangement with Mr. Naidus provides him with a competitive package targeted at between the median and the 75th percentile of the Company’s peer group. The Committee designed this package for 2005 after consulting with and receiving the advice of its independent compensation consultant. Consistent with the Company’s overall compensation policy, the Company’s employment arrangement with Mr. Naidus is largely performance-based.

In evaluating Mr. Naidus’ performance for 2005, the Company’s first full year as a public company, the Committee is of the opinion that Mr. Naidus’ work and leadership throughout 2005 was critical to the achievement of a successful year for the Company. Specifically, the Company expanded its investment portfolio of high credit quality self-originated adjustable rate mortgage loans from approximately $2.6 billion at the end 2004 to approximately $4.7 billion at the end of 2005. In addition, during 2005, the Company’s mortgage banking business achieved record mortgage originations of $29.2 billion, an increase of 124% over 2004, and increased its national footprint by adding nine new branches. This was accomplished despite rising interest rates, flat year-over-year industry mortgage origination volume and adverse market conditions in the sub-prime sector towards the end of the year. Also, during 2005, the Company successfully completed a secondary public offering of its common stock, raising approximately $150 million in net proceeds, to support the Company’s growth and expansion. In addition, Mr. Naidus continued to build a senior management team that can successfully implement the Company’s strategic objectives. Accordingly, for 2005, Mr. Naidus received $495,000 in base salary and an annual bonus award of $990,000. In addition, pursuant to his employment agreement, Mr. Naidus received an incentive compensation award for 2005. One half of the incentive compensation award was paid in the form of 45,113 shares of restricted Company common stock, which are scheduled to vest equally over a three-year period. The other half of the incentive compensation award was paid in the form of 45,113 performance shares of the Company’s stock, which are scheduled to vest subject to performance goals established by the Committee.

Section 162(m) of the Internal Revenue Code

The Committee’s policy with respect to the tax deductibility of executive compensation above $1 million is to structure benefit plans in a manner that permits the deductibility of such compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, when the Company can do so without materially compromising the objectives of its overall compensation program.

The information contained in this Report of the Compensation Committee and the Common Stock Performance Graph on page 18 is not deemed to be soliciting material or to be filed with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference.

THE COMPENSATION COMMITTEE

Fred A. Assenheimer
Michael N. Garin
Nancy McKinstry

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of December 31, 2005 with respect to the beneficial ownership of shares of Common Stock by each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. The information in the table and the related notes has been furnished by or on behalf of the indicated owners.

Name and address of beneficial owner	Amount of shares beneficially owned(1)	Percentage of class(2)
Eubel Brady & Suttman Asset Management, Inc.(3)	2,082,224	7.2%
7777 Washington Village Drive Suite 210 Dayton, OH 45459
Hotchkis and Wiley Capital Management, LLC(4)	1,713,280	5.9%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017-5439
Wasatch Advisors, Inc.(5)	2,166,612	7.5%
150 Social Hall Avenue Salt Lake City, UT 84111
Wellington Management Company, LLP(6)	1,792,209	6.2%
75 State St Boston, MA 02109

(1)	In accordance with Rule 13d-3 promulgated under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has sole or shared voting or dispositive power with respect to such shares, or has a right to acquire beneficial ownership at any time within sixty days of the date of determination of beneficial ownership. As used herein, ‘‘voting power’’ is the power to vote or direct the voting of shares and ‘‘dispositive power’’ is the power to dispose or direct the disposition of shares.

(2)	Percentages based upon 28,798,350 shares of Common Stock issued and outstanding as of December 31, 2005.

(3)	Based solely on Schedule 13G, filed February 14, 2006 by Eubel Brady & Suttman Asset Management, Inc. (‘‘EBS’’) and Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgrieve (collectively, without EBS, the ‘‘Individuals’’), which states that: (i) EBS has shared voting power and shared dispositive power over 2,082,224 shares of Common Stock; and (ii) the Individuals may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to be indirect beneficial owners of the equity securities held by EBS and one affiliated entity, EBS Partners, LP, totaling shared voting power and shared dispositive power over 2,109,064 shares of Common Stock (7.3% of the issued and outstanding shares of Common Stock on December 31, 2005).

(4)	Based solely on Schedule 13G/A, filed February 14, 2006 by Hotchkis and Wiley Capital Management, LLC, such entity has sole voting power over 1,320,380 shares of Common Stock and sole dispositive power over all 1,713,280 shares of Common Stock.

(5)	Based solely on Schedule 13G/A, filed February 14, 2006 by Wasatch Advisors, Inc., such entity has sole voting and dispositive power over all 2,166,612 shares of Common Stock.

(6)	Based solely on Schedule 13G/A, filed February 14, 2006 by Wellington Management Company, LLP, such entity has shared voting power over 1,332,009 shares of Common Stock and shared dispositive power over all 1,792,209 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the outstanding shares of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on the Company's review of the copies of such reports furnished to the Company or written representations that no other reports were required during the fiscal year ended December 31, 2005, its executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid to the Company's CEO and the other Named Executive Officers during each of the fiscal years ended December 31, 2005 and 2004.

	Annual Compensation(1)(2)			Long-Term Compensation Awards(3)
Name and Principal Position(s)	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(4)	Securities Underlying Options	All Other Compensation ($)(5)
Doug W. Naidus Chairman and Chief Executive Officer	2005 2004	495,000 425,000	990,000 1,200,823	1,200,000 2,008,969	— 360,000	6,820 6,226
Glenn J. Mouridy President and Chief Financial Officer(6)	2005 2004	400,000 66,667	400,000 66,667	400,000 1,455,000	— —	7,897 150
Gary Bierfriend President, MortgageIT, Inc.(7)	2005 2004	318,750 250,000	600,000 500,823	500,000 500,000	— 150,600	4,351 2,651
Andy Occhino General Counsel and Secretary(8)	2005	122,853	75,000	384,650	—	1,603

(1)	Annual compensation includes deferred compensation. Bonus amounts include all bonus payments earned for the years ended December 31, 2005 and 2004, including amounts paid in 2006 and 2005, respectively.

(2)	For each of the fiscal years ended December 31, 2005 and 2004, respectively, there were not: (i) perquisites over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year; (ii) payments of above-market preferential earnings on deferred compensation; (iii) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (iv) tax payment reimbursements; or (v) preferential discounts on stock.

(3)	Long-term compensation amounts include all long-term compensation amounts earned for the years ended December 31, 2005 and 2004, including amounts paid in 2006 and 2005, respectively.

(4)	The restricted Common Stock ("restricted stock") awards reported in the table above vest equally over a three (3) year period from the grant date, except with respect to (i) 45,113 shares of restricted stock granted to Mr. Naidus for the year ended December 31, 2005, which will vest according to certain performance criteria established by the Compensation Committee and (ii) 15,000 shares of restricted stock granted to Mr. Occhino, which will vest 2,500 shares one year from the grant date, 5,000 shares two years from the grant date and 7,500 shares three years from grant date. Dividends are paid on all shares of restricted stock, whether or not they have vested. As of December 31, 2005, each of the Named Executive Officers held the following number of shares of restricted stock with the following values: Mr. Naidus, 238,447 shares, $3,257,186; Mr. Mouridy, 96,741 shares, $1,321,486; Mr. Bierfriend, 81,309 shares, $1,110,681; and Mr. Occhino, 24,398 shares, $333,277. With respect to the restricted stock reported in the table above: (i) Mr. Naidus was granted 137,333 shares of restricted stock on August 1, 2004, 85,000 shares of restricted stock on December 15, 2004 and 90,226 shares of restricted stock on March 17, 2006; (ii) Mr. Mouridy was granted 100,000 shares of restricted stock on November 1, 2004 and 30,075 shares of restricted stock on March 17, 2006; (iii) Mr. Bierfriend was granted 22,590 shares of restricted stock on August 1, 2004, 28,653 shares of restricted stock on January 14, 2005 and 37,594 shares of restricted stock on March 17, 2006; and (iv) Mr. Occhino was granted 15,000 shares of restricted stock on May 9, 2005 and 9,398 shares of restricted stock on March 17, 2006.

(5)	Includes: (i) the Company’s 2005 contributions to the MortgageIT, Inc. 401(k) Plan of $4,225 and $5,875 for Mr. Naidus for 2005 and 2004, respectively, $7,000 for Mr. Mouridy for 2005, $4,000 and $2,300 for Mr. Bierfriend for 2005 and 2004, respectively, and $1,288 for Mr. Occhino for 2005; (ii) the value of the life insurance premiums paid by the Company of $390 and $351 for Mr. Naidus for 2005 and 2004, respectively, $897 and $150 for Mr. Mouridy for 2005 and 2004, respectively, $351 and $351 for Mr. Bierfriend for 2005 and 2004, respectively, and $315 for Mr. Occhino for 2005 and (iii) the Company’s reimbursement of life insurance premiums paid by Mr. Naidus of $2,205 for 2005.

(6)	Mr. Mouridy’s employment with the Company was effective as of November 1, 2004.

(7)	MortgageIT, Inc., a national full-service residential mortgage banking company, is a wholly owned subsidiary of the Company.

(8)	Mr. Occhino’s employment with the Company was effective as of May 9, 2005.

Option Grants in Last Fiscal Year

The Company made no grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information on the aggregate number of unexercised options to purchase Common Stock granted in all years to the Named Executive Officers and held by them as of December 31, 2005, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of Common Stock) as of December 31, 2005. Messrs. Mouridy and Occhino have not been granted options by the Company. The Company has not granted any stock appreciation rights to the Named Executive Officers.

	Number of Shares Acquired on Exercise	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Doug W. Naidus	8,326	38,383	111,674	240,000	184,262	396,000
Gary Bierfriend	50,200	255,016	—	100,400	—	165,660

(1)	The value realized as shown represents the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option.

(2)	The value of unexercised in-the-money options as shown represents the difference between the fair market value of the Common Stock on December 31, 2005 and the exercise price of the options.

Employment Agreements

Of the Named Executive Officers, the Company has entered into employment agreements with Messrs. Naidus, Mouridy and Occhino. Each of the agreements with Messrs. Naidus, Mouridy and Occhino has an initial term of three years, which term will extend for additional one-year periods on the expiration of the initial three-year term and each annual anniversary thereafter unless the Board or such executive elects not to so extend the term. Each of the Named Executive Officers is eligible to participate in all of the Company’s benefit plans and programs generally made available to the Company’s employees and executive officers. The employment agreements require the Company to pay severance to Messrs. Naidus, Mouridy and Occhino if the Company terminates their respective employment during the term of the agreements other than for cause, disability or death, or if the respective executive resigns for good reason (as defined in the agreements). Mr. Naidus will be eligible to continue his participation in the Company’s employee benefit plans and programs (other than any bonus or stock-related compensation plans) until the earlier of two years after the termination of his employment or until his full-time employment by another employer; each of Messrs. Mouridy and Occhino will be eligible for such plans and programs until the earlier of one year after the termination of his employment or until his full-time employment by another employer. The employment agreements also contain a covenant not to compete that prohibits each executive from (1) participating in any business competitive with the Company and from owning more than 5% of the equity securities of any of the Company’s competitors for a period after the employee ceases to be employed by the Company (two years in the case of Mr. Naidus, one year in the case of Mr. Occhino and six months in the case of Mr. Mouridy), subject to certain exceptions set forth in the employment agreements, and (2) soliciting any of the Company’s employees for a period of two years after the executive ceases to be employed by the Company (one year in the case of Mr. Mouridy), subject to certain exceptions set forth in the employment agreements.

Compensation Committee Interlocks and Insider Participation

During 2005, the Compensation Committee consisted of four independent directors: Messrs. Collins, Assenheimer and Garin, and Ms. McKinstry. None of these individuals was an officer or employee of the Company or any of its subsidiaries in 2005, was formerly an officer of the Company or any of its subsidiaries, or had any relationship in 2005 requiring disclosure by the Company pursuant to the SEC’s rules. None of the Company’s executive officers has served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any other entity during 2005, nor has any executive officer of the Company served as a director of another entity, one of whose executive officers served on the compensation committe of the Company during 2005.

Certain Relationships and Related Transactions

The Company’s policies prohibit (i) the Company from providing mortgage brokerage services, mortgage banking services and other financial services to any Director or family member of a Director, except in the ordinary course of the Company’s business on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliates and (ii) making any personal loans to Directors or immediate family members of Directors. In addition, neither the Company nor any member of senior management shall make any investment in a partnership or other privately held entity in which a Director is a principal or in a publicly traded company in which a Director owns or controls more than a 10% interest.

Common Stock Performance Graph

Set forth below is a line graph comparing the dollar change in the cumulative total stockholder return on the Common Stock for the period beginning on July 30, 2004, the date on which the Common Stock began trading on the NYSE, and ending on December 31, 2005, with the cumulative total return of the Russell 2000® Index and the Dow Jones Equity REIT Index. The graph shows the change in value of an initial $100 investment on July 30, 2004, assuming re-investment of all dividends. The graph depicts a limited period of time. As a result, the graph may not be indicative of possible future performance of the Common Stock.

Comparative Cumulative Total Returns from July 30, 2004 through December 31, 2005 Among the Company,
the Russell 2000® Index and the Dow Jones Equity REIT Index

Index	7-30-04	9-30-04	12-31-04	3-31-05	6-30-05	9-30-05	12-31-05
Company	$100	120	150	133	152	119	114
Russell 2000® Index	$100	104	118	111	116	121	122
Dow Jones Equity REIT Index	$100	105	120	110	124	127	127

OTHER MATTERS

Inspectors of Election

The Company has appointed American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, www.amstock.com, the Company’s transfer agent, as the Inspector of Election for the Annual Meeting.

Cost of Soliciting Proxies

The Company will bear the costs of soliciting proxies, which will consist primarily of preparing and mailing the proxies and Proxy Statements. In addition, the Company has retained D.F. King & Co., Inc. to assist in soliciting proxies at a cost of $8,000 plus reimbursement of out-of-pocket expenses. The Company will also request persons, firms and corporations holding shares of Common Stock in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Stockholders Sharing the Same Address

Certain stockholders who share the same address will receive only one copy of the Proxy Statement and Annual Report in accordance with a notice delivered earlier this year from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as ‘‘householding,’’ is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company at (212) 651-7700 or by writing to the General Counsel and Secretary of the Company. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

Available Information

Pursuant to the Exchange Act, the Company files or furnishes, as applicable, the Company’s annual reports on form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Forms 3, 4 and 5 on behalf of directors and executives, and any amendments to those reports, with the SEC. Pursuant to the Securities Act of 1933, the Company also files its registration statements, and any amendments to those statements, with the SEC. All of these SEC filings may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company. The Company makes all of the above filings available free of charge at the Company’s website, www.mortgageitholdings.com.

Stockholder Proposals for the 2007 Annual Meeting of Stockholders

Stockholder proposals (other than those proposals to nominate persons as directors) must be received in writing by Andy Occhino, General Counsel and Secretary, no later than December 29, 2006 and must comply with the requirements of the SEC in order to be considered for inclusion in the Company's proxy statement relating to the annual meeting of stockholders to be held in 2007.

ANNUAL MEETING OF STOCKHOLDERS OF

# MORTGAGEIT HOLDINGS, INC.

June 13, 2006

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.**
**THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- ○ Edolphus Towns (Term expiring in 2008)
- ○ John K. Darr (Term expiring in 2009)
- ○ Michael N. Garin (Term expiring in 2009)
- ○ Timothy Schantz (Term expiring in 2009)

**INSTRUCTION:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

# MORTGAGEIT HOLDINGS, INC.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints Doug W. Naidus, Glenn J. Mouridy and Andy Occhino (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Annual Meeting of the common stockholders of MortgageIT Holdings, Inc. to be held on Tuesday, June 13, 2006 at 10:00 a.m., local time, at the Millenium Hilton, 55 Church Street, New York, New York 10007 and at any postponements or adjournments thereof, with all the power the undersigned would possess if personally present, and to vote all shares of common stock which the undersigned may be entitled to vote at said meeting, hereby revoking any proxy heretofore given by the undersigned to vote at said meeting.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.**

**CONTINUED AND TO BE SIGNED ON REVERSE SIDE**

SEE REVERSE SIDE

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